Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 18, 2026, except Note 5, 6 and 10 which is dated May 28, 2026 with respect to the audited financial statements of JAB Acquisition Corp. as of March 24, 2026 and for the period from March 10, 2026 (inception) through March 24, 2026.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 28, 2026